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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              /X/
Filed by a Party other than the Registrant           / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/X/      Soliciting Material Pursuant to Section 240.14a-12

                        IL FORNAIO (AMERICA) CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

/X/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

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2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1.       Amount Previously Paid:

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4.       Date Filed:

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         FOR IMMEDIATE RELEASE                    CONTACT:        PETER HAUSBACK
                                                                  (415) 945-4207
                                                              PHAUSBACK@ILFO.COM
                                                               WWW.ILFORNAIO.COM

                    IL FORNAIO ANNOUNCES DEFINITIVE AGREEMENT
                        TO BE ACQUIRED FOR $14 PER SHARE

            BRUCKMANN, ROSSER, SHERRILL & CO., L.L.C. TO LEAD BUYOUT

CORTE MADERA, CA - NOVEMBER 16, 2000 - Il Fornaio (America) Corporation (Nasdaq National Market: ILFO), an authentic Italian restaurant and bakery company with locations across the United States, and Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS"), an investment firm specializing in leveraged buyouts and recapitalizations of U.S. companies, today jointly announced that Il Fornaio has entered into a definitive merger agreement with an affiliate of BRS. Under the terms of the agreement, Il Fornaio stockholders will receive $14.00 in cash for each share of common stock. Following the merger, senior management and certain directors and current stockholders of Il Fornaio, who have agreed to vote all of their stock (approximately 16% of Il Fornaio's outstanding stock, excluding options) in favor of the merger, will retain a significant equity interest in the Company.

     Following completion of the transaction, Il Fornaio will continue to be headquartered in Corte Madera, California, and will operate as a private company. It is expected that the current Il Fornaio management team will remain in place. Il Fornaio owns and operates 24 full-service Italian restaurants that serve creatively prepared, premium-quality Italian cuisine based on authentic regional Italian recipes. Each Il Fornaio restaurant houses a retail bakery offering Il Fornaio's baked goods, prepared foods and a variety of Il Fornaio-brand products. In addition, Il Fornaio's bakery division operates three wholesale bakeries that produce artisan breads, pastries and other baked goods for sale in its own locations and to high-quality grocery stores, cafes and gourmet coffee retailers, hotels and other fine restaurants.

     The principals of BRS have completed a number of successful transactions in the restaurant and food service industries, including the buyouts of Restaurant Associates Corp., California Pizza Kitchen, Inc., Acapulco Restaurants Inc., Au Bon Pain and El Torito Restaurants, Inc.

     "We are delighted to have such an experienced and well-regarded partner as BRS for this transaction," said Mike Hislop, President and CEO of Il Fornaio. "This transaction is intended to provide value to our stockholders, while allowing Il Fornaio to continue to expand its brand of authentic Italian restaurants and bakeries across the United States in association with a strong financial sponsor with significant experience in the industry."


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     A special committee of independent directors negotiated the transaction for
Il Fornaio with the advice of the investment banking firm, Evercore Partners, and counsel to the special committee. Upon recommendation of the special committee, the Il Fornaio Board of Directors approved the transaction.
Completion of the merger, which requires approval by Il Fornaio's stockholders, is subject to regulatory approvals and other conditions, including the receipt of financing. The merger is currently expected to be completed in the first half of 2001.

     FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements that involve risks and uncertainties relating to future events, including whether and when the proposed merger will be consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that stockholder approval, financing, and regulatory and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. The Company assumes no obligation to update the forward-looking information.

     INFORMATION CONCERNING PARTICIPANTS

     Il Fornaio (America) Corporation, its directors and executive officers may be deemed to be participants in the solicitation of proxies from Il Fornaio stockholders to approve the merger. The directors and executive officers of Il Fornaio have interests in the merger, some of which may differ from or may be in addition to, those of Il Fornaio's stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include interests related to the equity participation by certain executive officers and directors in the acquiring entity, potential employment relationships, option and stock holdings and indemnification.

     AVAILABILITY OF PROXY STATEMENT

     Il Fornaio (America) Corporation plans to file and mail to its stockholders a proxy statement containing information about Il Fornaio, the merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. When available, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Il Fornaio, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement, when available, and Il Fornaio's SEC filings will also be obtainable, without charge, from Il Fornaio's Chief Financial Officer at Il Fornaio (America) Corporation, 770 Tamalpais Drive #400, Corte Madera, CA 94924 (415) 945-0500.